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                                                 Exhibit (23)
                                                 Commonwealth Edison Company
                                                 Form 8-K  File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 1996, on Commonwealth Edison Company and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1995, included as an Exhibit to this Form 8-K Current Report of Commonwealth Edison Company dated January 26, 1996, into Commonwealth Edison Company's previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); and (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing I). We also consent to the application of our report to the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1995, 1994 and 1993 appearing in Exhibit 99 of this Form 8-K.



                                         ARTHUR ANDERSEN LLP



Chicago, Illinois
January 26, 1996